UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 15, 2026

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GLOBAL ASSET MANAGEMENT GROUP, INC.

Wyoming	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Monroe Street, Suite 1505

Rockville, MD 20852

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (240) 398-8319

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2026, the Registrant entered into a non-exclusive Placement Agent Agreement with Alpine Securities Corporation in connection with a proposed offering of Common Stock of the Company. The Agreement is for a period of six months.

Alpine has been retained solely to act as placement agent in connection with the Offering on a non-exclusive and best-efforts basis and no fiduciary relationship between Alpine and the Company or any of its affiliates has been created with respect to any transaction contemplated by this agreement. The pricing and structure of the Offering will be established by the Company following direct negotiations with prospective investors.

Alpine may also provide the following additional services, if requested by Company: (i) assist in the formulation of the terms and structure of any reasonable proposed business combination transaction involving the Company, including without limitation, any merger or consolidation, sale of assets, or sale or exchange of stock (a "Business Combination"); (ii) assist in the presentation to the Board of Directors of the Company of any proposed transaction; (iv) advise the Company in the preparation of press releases and other communications with the financial and investment communities; and (v) assist the Company in its efforts to have its securities listed on a nationally listed stock exchange.

Concurrently with the closing of the Offering (or each closing in the event more than one closing is held) involving an Agent Source, the Company will pay Alpine a cash fee equal to: 5% of the gross proceeds received from the sale of the Securities. Alpine shall also receive warrants to purchase such number of shares of Company’s common stock as which will equal ten percent (10%) of the dollar amount raised through the Offering, priced at 120% of the closing bid on the closing date of the Offering, during the three (3) year period (the “Warrant Fee”).

The Company shall, regardless of whether the Offering is consummated, be responsible for and shall pay all expenses incurred by the Company in connection with the proposed Offering. Alpine shall be responsible for internal costs and expenses incurred by Alpine, including fees of Alpine’s counsel. Company agrees to pay out-of-pocket expenses incurred by Alpine with the Company’s prior written approval. Except as provided herein, no fee paid or payable to Alpine or any of its affiliates shall be credited against any other fee paid or payable to Alpine or any of its affiliates.

As compensation for the services to be rendered by Alpine pursuant to the Agreement, the Company agrees to pay Alpine a retainer fee (the "Retainer Fee") of $100,000 of restricted Common shares at $.20 per share. Notwithstanding the foregoing provision, the Retainer Fee is non- refundable and will be deemed vested and fully-earned as of the date of the Agreement.

Item 8.01 Other Events.

On January 15, 2026, the Board of Directors of the Company authorized the establishment of its Board of Advisors and the adoption of a comprehensive Board of Advisors Charter, effective January 15, 2026. The formation of the Advisory Board represents an important step in strengthening the Company’s strategic infrastructure as the Company continues to expand its asset base, evaluate growth opportunities, and enhance engagement across capital markets, real estate, and operating businesses.

Furnished as Exhibit 99.1 to this Current Report on Form 8-K is a press release issued by the Company on January 21, 2026 with regard to the establishment of the Advisory Board.

The information in this Item 8.01 and in Exhibit 99.1 and Exhibit 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Placement Agent Agreement dated January 15, 2026

99.1	Press Release related to the establishment of the Company’s Advisory Board

104	Inline XBRL for the cover page of this Current Report on Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ASSET MANAGEMENT GROUP, INC.

Dated: January 21, 2026	By:	/s/ John Murray
	Name:	JOHN MURRAY
	Title:	President

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